Exhibit 10.20

AMENDMENT TO LICENSE AGREEMENT

This Amendment to License Agreement (the “Amendment”) is entered into as of April 19, 2004 (“Effective Date”) by and between Formulation Technologies, L.L.C., a Texas limited liability company, d/b/a PharmaForm with offices at 1006 East Yager Lane, Building D, Suite 101, Austin, Texas 78753 (hereinafter, “Licensor”), and Auxilium Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 160 W. Germantown Pike, East Norriton, Pennsylvania 19401 (hereinafter “Licensee”).

RECITALS

A. Licensor and Licensee are parties to that certain License Agreement (the “Agreement”), dated as of June 20, 2003, which provides for the license of certain patents to the licensees as set forth therein.

B. The Parties to the Agreement desire to amend the Agreement to revise the definition of “Therapeutic Areas” and otherwise modify the terms of the Agreement in accordance with the terms of this Amendment.

AGREEMENT

Accordingly, in consideration of the foregoing and the covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Amendments to the Agreement.

a. The definition of “Therapeutic Areas” in Article I of the Agreement is hereby amended in its entirety to read as follows:

“ ‘Therapeutic Areas’ means the areas of oral mucosal delivery for hormone replacement and urologic disease, including urinary incontinence.”

b. The definition of “Licensor Patents” in Article I of the Agreement is hereby amended in its entirety to read as follows:

“ ‘Licensed Technology’ means United States Patent No. 6,375,963 and any and all continuations, continuations-in-part, additions, divisions, renewals, extensions, re-examinations and re-issues thereof and any and all foreign counterparts of the foregoing and any other Licensor U.S. or foreign patent application that is filed hereafter and that includes a claim that covers the Therapeutic Areas and/or preparation and/or use thereof and any U.S. or foreign patent issuing therefrom and any renewal, extension, re-examination or reissue thereof.”

3. Governing Law. The construction, validity and interpretation of this Amendment shall be governed by the internal laws of the State of Delaware without reference to the choice of law provisions thereof.

4. Severability. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

6. Continuation of the Agreement. Except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

LICENSOR

Formulation Technologies, L.L.C.

By:	/s/ Robert O. Williams
Name:	Robert O. Williams
Title:	President

LICENSEE

Auxilium Pharmaceuticals, Inc.

By:	/s/ Jane H. Hollingsworth
Name:	Jane H. Hollingsworth
Title:	Executive Vice President, Secretary and General Counsel